                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                              August 22, 1995


                                VENCOR, INC.
           (Exact name of registrant as specified in its charter)



    STATE OF DELAWARE            1-10989           61-1055020
(State or other jurisdiction   (Commission        (IRS Employer
     of incorporation)         File Number)     Identification No.)



               3300 PROVIDIAN CENTER
               400 WEST MARKET STREET
                LOUISVILLE, KENTUCKY                  40202
    (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code: (502) 569-7300




                                    N/A
       (Former name or former address, if changed since last report)

Item 5.     Other Events

            On August 22, 1995, the Registrant, Vencor, Inc., entered into an Agreement, dated as of August 22, 1995 (the "Agreement"), among the Registrant, The Hillhaven Corporation, a Nevada corporation ("Hillhaven") and Tenet Healthcare Corporation, a Nevada corporation and stockholder of Hillhaven ("Tenet"). The Agreement is filed as an exhibit hereto.

            Pursuant to the Agreement, Tenet has agreed to vote the shares of Hillhaven Series C Preferred Stock, par value $0.15 per share, and Hillhaven Series D Preferred Stock, par value $0.15 per share, it beneficially owns in favor of the Amended and Restated Agreement and Plan of Merger, dated as of April 23, 1995 and as amended and restated as of July 31, 1995 providing for the merger of Hillhaven with and into the Registrant (the "Merger"). In addition, Tenet has agreed that, unless Hillhaven receives a proposal for a merger or consolidation that Tenet deems superior to the Merger, it will not solicit proxies or participate in a solicitation in opposition to the consummation of the Merger. Tenet has not entered into any agreement with respect to voting its shares of common stock of Hillhaven.

            Tenet has further agreed, among other things, that after any Request Event (as defined below) for seven years following the consummation of the Merger it will not (a) acquire any common stock, or any rights, securities or options to acquire common stock, of the Registrant ("Voting Securities") or advise, encourage or influence any person to acquire Voting Securities, (b) participate in the solicitation of proxies to vote, or communicate with or seek to advise, encourage or influence a person to vote any Voting Securities, (c) participate in a group in connection with Voting Securities, (d) deposit Voting Securities into a voting trust or subject Voting Securities to any such arrangement or agreement, except as provided for in the Agreement, (e) otherwise seek, or assist or encourage another person to seek, control or influence the management, Board of Directors, policies or affairs of the Registrant, or (f) request the Registrant to waive or amend any of (a) through (e) above. A "Request Event" includes
(a) a request by Tenet of the Registrant, made within five business days after the effective date of the Merger, to publish the combined operation's financial results not later than 90 days after the effective date of the Merger, and (b) a request by Tenet to cause the Registrant's executive officers to meet with investors in an offering of common stock by the Registrant and for the Registrant to otherwise assist in the orderly distribution of the Registrant's common stock received in the Merger.

            In addition, Tenet and Hillhaven will continue to stay certain legal proceedings relating to the acquisition proposal of

Horizon Healthcare Corporation and agreed that, upon consummation of the Merger, each will voluntarily dismiss such proceedings and all pending claims, litigation or court proceedings it may have against the other relating to such acquisition proposal or the Merger.

            Furthermore, the Agreement provides that, after the effective time of the Merger, the Registrant will provide Tenet with certain registration rights for all shares of the Registrant's common stock received by Tenet in the Merger on the same terms and subject to the same conditions as exist in the Warrant and Registration Rights Agreement, dated as of January 30, 1990, between Hillhaven and Tenet.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            1. Agreement, dated as of August 22, 1995, among the Registrant, The Hillhaven Corporation, a Nevada corporation, and Tenet Healthcare Corporation, a Nevada corporation and stockholder of The Hillhaven Corporation.

                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        VENCOR, INC.


Date: August 22, 1995               By: /s/ Jill L. Force
                                        Jill L. Force
                                        General Counsel and Secretary

                               EXHIBIT INDEX

                                                               Sequential
Exhibit No.       Description                                  Page Number

   1.             Agreement, dated as of August 22, 1995,
                  among the Registrant, The Hillhaven
                  Corporation, a Nevada corporation, and
                  Tenet Healthcare Corporation, a Nevada
                  corporation and stockholder of The
                  Hillhaven Corporation.